Exhibit 10.137

BLUE SHIELD OF CALIFORNIA	DEC [ILLEGIBLE] 1995
HMO	PROSPECT MEDICAL GROUP
IPA AGREEMENT

This Agreement is made and entered into as of November 1, 1995 between California Physicians’ Service, dba Blue Shield of California, a California nonprofit corporation, licensed as a health care service plan, and Prospect Medical Group, Inc., referred to herein as IPA, a legal entity comprised of individuals appropriately licensed as providers of health care services in the State of California.

RECITALS

A.                                   Blue Shield of California desires to make a comprehensive prepaid health maintenance organization plan (BSC-HMO) available to its Members who select BSC-HMO.

B.                                     Blue Shield of California desires to contract with IPA, an independent practice association of physicians and other health care providers which desires to enter into a service agreement with BSC-HMO to arrange for the provision of certain Benefits in accordance with this Agreement and the BSC-HMO Health Services Contract.

C.                                     IPA is eligible to be an HMO IPA as described in Paragraph B above.

D.                                    IPA Physicians and Blue Shield of California currently have an agreement, entitled “Physician Member Application and Agreement” under which individual IPA Physicians have agreed to provide professional services to Blue Shield Members.  That agreement shall remain in effect for all Blue Shield Members other than BSC-HMO Members.  This BSC-HMO Agreement is not intended to amend or otherwise effect the “Physician Member Application and Agreement” in any manner.

I. DEFINITIONS

1.1                                 Terms used throughout this Agreement are defined as fallows:

Agreement Year - a period beginning at 12:01 a.m. on effective date of Agreement and ending at 12:01 a.m. the same date in the following year.

Authorization - the procedure for obtaining the Plan’s prior approval for all services provided to Members under the terms of their Health Services Contract other than Primary Care Physician and Emergency services.

Benefits - those health care services which a Member is entitled to receive pursuant to the terms of their Health Services Contract.

Calendar Year - a period beginning at 12:01 a.m. on January 1 and ending at 12:01 a.m. January 1 of the next year.

Capitated Services - all Benefits set forth in Schedule A when covered in the Member’s Health Services Contract.

Capitation Fees - the amount prepaid by BSC-HMO to IPA in exchange for IPA’s obligation to render the Benefits set forth in Schedule A.

Contractholder - that entity to which the Health Services Contract is issued.

Copayment - an amount which a Member is required to pay for certain Benefits.

*** Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Dependent -

1.               a Subscriber’s spouse who is not covered for Benefits as a Subscriber, is not legally separated from the Subscriber, and is not a member of the Armed Forces; and who has been enrolled and accepted by Plan as a dependent and has maintained membership in accord with the Health Services Contract; or

2.               a Subscriber’s unmarried child (including stepchild or legally adopted child) who is primarily dependent upon the Subscriber for support and maintenance, is less than 23 years of age, is not covered for Benefits as a Subscriber and is not a member of the Armed Forces; and who has been enrolled and accepted by Plan as a dependent and has maintained membership in accord with the Health Services Contract.

Eligibility List - the list of Members, determined by BSC-HMO to be eligible for Benefits, and for whom Plan Providers are compensated.

Emergency - medical condition means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that the absence of immediate medical attention could reasonably be expected to result in any of the following:

(a)          placing the Member’s health in serious jeopardy;

(b)         serious impairment to bodily functions;

(c)          serious dysfunction of any bodily organ or part.

Health Services Contract (Contract) - the contract issued by Blue Shield to the Contractholder that establishes the Benefits Members are entitled to receive from the Plan.

Hospital - either 1,2, 3, or 4 below:

1.               a licensed and accredited health facility which is primarily engaged in providing for compensation, medical, diagnostic and surgical facilities for the care and treatment of sick and injured patients on an Inpatient basis, and which provides such facilities under the supervision of a staff of Physicians and 24 hour a day nursing service by registered nurses.  A facility which is principally a rest home, nursing home or home for the aged is not included; or

2.               a psychiatric hospital licensed as a health facility and accredited by the Joint Commission; or

3.               a licensed health facility operated primarily for the treatment of alcoholism and/or drug abuse accredited by the Joint Commission; or

4.               a “psychiatric health facility” as defined in Section 1250.2 of the Health and Safety Code.

Inpatient - a patient admitted to a Hospital as a registered bed patient and who requires the acute bed-patient (overnight) setting.

Institutional Services - all Benefits provided that are not capitated or out-of-area services.

IPA Provider - IPA Physician or other provider appropriately licensed to provide health care services who contracts with IPA to provide Benefits to Plan Members in accordance with their Health Services Contract.

Medically Necessary - Benefits are provided only for services which are medically necessary.  Services which are medically necessary include those which have been established as safe and effective and are furnished in accordance with generally accepted professional standards to treat an illness or injury, and which, as determined by Blue Shield, are

1.               consistent with Blue Shield medical policy; and

2.               consistent with the symptoms or diagnosis; and

3.               not furnished primarily for the convenience of the patient, the attending Physician or other provider; and

4.               furnished at the most appropriate level which can be provided safely and effectively to the patient.

Blue Shield reserves the right to review all services to determine whether they are medically necessary.

Member - either a Subscriber or a Dependent.

Open Enrollment Period - that period of time set forth in the Health Services Contract during which eligible individuals and their Dependents may enroll in the Plan.

Outpatient - an individual receiving Benefits under the direction of a Plan Provider, but not as an Inpatient.

Physician - an individual licensed to engage in the practice of medicine (M.D.) or osteopathy (D.O.).

Plan - the Blue Shield of California Health Maintenance Organization Health Plan (BSC-HMO).

Plan Hospital - a Hospital licensed under applicable state law, contracting with Blue Shield specifically to provide Plan Benefits to Members under the Plan.

Plan Provider - a provider who has an agreement with Blue Shield to provide Plan Benefits to Members.

Primary Care Physician (PCP) - a general practitioner, board-certified or eligible family practitioner, internist, obstetrician-gynecologist or pediatrician who has contracted with Blue Shield through IPA to provide primary care Benefits to Members and to refer, authorize, supervise and coordinate the provision of all Benefits to Members in accordance with their Health Services Contract.

Service Area - that geographic area served by the Plan as set forth in Schedule B.

Specialist - a board-certified or eligible Physician, other than a PCP, who has an agreement with Blue Shield to provide Services to Members on referral by a PCP.

Subscriber - an individual who satisfies the eligibility requirements of the Health Services Contract, who is enrolled and accepted by the Plan.

Surcharge - an additional fee which is charged to a Member for a Benefit which is not provided for in the Health Services Contract or disclosed in the Evidence of Coverage (or the disclosure form used as the Evidence of Coverage).

II.  IPA OBLIGATIONS

2.1                                 Benefits.  IPA shall provide or arrange for all Capitated Services described in Schedule A, subject to the Benefits covered in the Member’s Health Services Contract.  Further, IPA and/or IPA Providers shall make available to BSC-HMO Members, at no charge, those health education programs routinely provided by IPA and/or IPA Providers.

2.2                                 Availability.  IPA shall ensure that Benefits are readily available during regular business hours and that emergency services are available twenty-four (24) hours per day, seven (7) days per week, including holidays.  IPA shall provide such services in the same manner, in accordance with the same standards, and within the same time availability as such services are provided to other patients, and without regard to the degree or frequency of utilization of such Benefits by Member.

2.3                                 Standard of Care.  IPA shall comply with all applicable federal and state laws, licensing requirements and professional standards and shall provide Benefits in accordance with generally accepted medical and surgical practices and standards prevailing in the applicable professional community at the time of treatment.  In addition, IPA and IPA Providers shall comply with the professional and technical standards adopted by the BSC-HMO quality and utilization management program set forth in the Provider Manual.

2.4                                 IPA Provider Licensure and Medical Staff Requirements.  IPA warrants and represents as a material term of this Agreement that all IPA Providers, as applicable, are and will continue to be, as long as this Agreement remains in effect, the holders of currently valid, unrestricted licenses to practice in the State of California, and further, that IPA Physicians are members in “good standing” on the medical staff of at least one Plan Hospital.  IPA agrees to admit Members only to such Plan Hospital(s) unless BSC-HMO agrees that circumstances require otherwise.

2.5                                 Capacity.  Each Member shall select a PCP in accordance with the procedures set forth in the Health Services Contract and IPA shall cooperate with BSC-HMO to assist Members in selecting a PCP. IPA shall at all times maintain a sufficient number of PCPs to guarantee a patient load per Physician ratio of no more than 1,200 patients enrolled per full-time equivalent PCP.  All PCPs shall be IPA Physicians.  IPA agrees that BSC-HMO shall have no obligation to guarantee any minimum number of Members to IPA and that each PCP bound by the terms of this Agreement shall accept all patients enrolling as BSC-HMO Members.

2.6                                 Blue Shield Physician Members.  As a condition precedent to this Agreement, IPA Physicians must be Blue Shield Physician Members.  IPA Physicians agree to remain Blue Shield Physician Members throughout the term of this Agreement.

2.7                                 Institutional Services and Admissions.   IPA agrees to comply with BSC-HMO service authorization procedures as set forth in the Provider Manual.

2.8                                 Capitated Services Referrals.   In providing or arranging for the Medically Necessary Benefits listed in Schedule A, IPA shall limit referrals of Members to IPA Providers or employees as outlined below:

(a)          Referral Specialists.  IPA shall maintain contracts in force with referral specialists in the specialty areas outlined in the Provider Manual.  All contracting specialists must be in compliance with Paragraph 2.4 herein.

(b)         Nursing and Other Ancillary Health Care Personnel.  IPA Providers, as appropriate, must provide or contract for qualified nursing and other personnel in sufficient number to serve all BSC-HMO Members.  All allied health care personnel must be appropriately qualified, certified, and/or licensed.

(c)          Laboratory, Imaging and Other Diagnostic Services.  IPA or IPA Providers, as applicable, must operate or contract with readily accessible facilities that are under the supervision of an appropriately board-certified or eligible Physician.  Technical supervision must be by an appropriately certified technician.  Equipment must be maintained in compliance with all applicable state and federal laws.

IPA agrees to comply with the BSC-HMO Service Authorization procedures set forth in the Provider Manual.  In the event an IPA Provider must refer to a provider who is not a Plan Provider or IPA contractor, IPA shall obtain BSC-HMO’s approval prior to such referral.

2.9                                 IPA Provider Contracts.  IPA shall require that all IPA Providers comply with the applicable terms of this Agreement, including, but not limited to, the following:

(a)          provide Benefits in accordance with generally accepted medical and surgical practices and standards prevailing in the applicable professional community at the time of treatment; and

(b)         provide services to Members upon authorized referral from IPA; and

(c)          comply with all applicable federal and state laws including but not limited to the provisions set forth in Article VI of this Agreement; and

(d)         accept payment from IPA as payment in full for services rendered to Members, except for Copayments, and must agree not to seek from the Member any Surcharge or other additional payment not provided for in the Health Services Contract regardless of whether or not payment is received from IPA.  Members shall not be liable to contracting provider for any sums owed to provider by IPA; and

(e)          not bill or collect from a Member any charges in connection with health care services even though those services are not Benefits, unless contractor has obtained an executed Acknowledgment of Financial Responsibility Form from the Member or the Member’s legal representative prior to the time that such services are provided to the Member; and

(f)            provide Institutional Services only with the Authorization of IPA and BSC-HMO, as applicable; and

(g)         maintain adequate professional liability insurance through an insurer acceptable to BSC-HMO and provide evidence of such coverage to BSC-HMO upon request; and

(h)         comply with, and accept as final, the decisions of the BSC-HMO quality and utilization management program; and

(i)             follow the procedures established by BSC-HMO for verifying eligibility of Members and authorizing Benefits; and

(j)             provide and maintain sufficient facilities, equipment, personnel and services within the Service Area in order to provide specified Benefits to Members; and

(k)          continue to provide Benefits to Members under the same terms and conditions as agreed to by IPA under Paragraph 8.4 of this Agreement.

The standard IPA contract with providers shall be prepared or arranged in a manner which permits confidential treatment of provider payment without concealment or misunderstanding of other terms and provisions of the contract and shall contain all of the above obligations and prohibitions.  The standard IPA contract between IPA and its contracting providers is set forth in Schedule G.  IPA shall provide copies of the executed signature page of each such contract to BSC-HMO.

2.10                           Reciprocity.  IPA shall participate in the statewide BSC-HMO health services delivery network and offer reciprocal agreements to other Plan Providers.  IPA Providers also agree to provide services to Members in the Blue Cross/Blue Shield national HMO network (HMO-USA) as set forth in the Provider Manual.  Services rendered under the provisions of this paragraph shall be paid as set forth in Paragraph IV of this Agreement.

2.11                           Facilities and Equipment.  IPA Providers shall provide and maintain facilities and equipment which are of adequate capacity, clean, safe, readily accessible to Members and, where appropriate, properly licensed and/or registered.

2.12                           Administrative Services.  IPA shall perform or contract for all services incident to the administration of IPA’s responsibilities in accordance with this Agreement and as set forth in the Provider Manual.

2.13                           BSC-HMO Grievance Procedures.   IPA shall cooperate with BSC-HMO in identifying, processing and resolving all Member complaints and grievances pursuant to the grievance procedures set forth in the Provider Manual.  IPA and IPA Providers also agree to use the grievance procedure described in the Provider Manual, in the event IPA or an IPA Provider has a complaint against a Member.

2. 14                        Verification of Eligibility.  IPA and/or IPA Providers shall verify a Member’s eligibility to receive Benefits by requesting the Member to present his BSC-HMO identification card and by checking the Eligibility List provided by BSC-HMO in accordance with this Agreement.  For patients claiming enrollment in the Plan, but not appearing on the Eligibility List, IPA and/or IPA Providers shall confirm eligibility by telephoning BSC-HMO or shall obtain a Conditional Coverage Form from the patient according to the procedure set forth in the Provider Manual.  Until such Member’s name appears on the Eligibility List, IPA and/or IPA Providers shall limit the provision of services to Emergency services unless prior approval is obtained from BSC-HMO.

2.15                           Prescriptions.  Unless otherwise required by a Member’s specific medical needs, IPA Providers shall utilize the drug formulary adopted by BSC-HMO.

2.16         Termination of the Physician/Patient Relationship.

(a)          IPA may terminate its professional relationship with a Member if the Member refuses to follow the course of medical treatment prescribed by an IPA Provider and, in the treating provider’s professional opinion, no acceptable alternative exists, or the Member becomes unnecessarily disruptive or abusive.  IPA shall provide a written request for termination to BSC-HMO, describing the circumstances and reasons for such termination.  Such termination requests shall be processed in accordance with the termination procedures as set forth in the Provider Manual.  If approved by BSC-HMO, IPA shall give the Member written notice of the termination of the provider/patient relationship.   IPA may not terminate its relationship with a Member because of such Member’s medical condition, or the amount, variety, or cost of Benefits that are required by the Member.

(b)         IPA acknowledges that a Member may request transfer between IPAs in accordance with the Member’s Health Services Contract, (1) at the Open Enrollment Period, (2) if the Member changes residence, (3) one other time during the Calendar Year, and (4) if the IPA discontinues its participation in the Plan.  As appropriate, IPA further agrees to accept the transfer of a Member to IPA at the request of BSC-HMO.  In either situation, IPA shall provide patient records, reports and other documentation regarding such Member to BSC-HMO or new IPA upon request and shall facilitate any approved transfers of responsibility.  If approved by BSC-HMO, a transfer shall become effective as of the first day of the month following BSC-HMO’s approval or at an earlier time if circumstances, in the opinion of BSC-HMO, justify such earlier transfer.

2.17                           Required Disclosures. IPA shall notify BSC-HMO immediately in writing upon the occurrence or disclosure of any of the following events:

(a)          An IPA Provider’s license to practice in California is suspended, revoked, terminated or subject to terms of probation or other restriction; or

(b)         An IPA Provider’s medical staff privileges at any hospital are denied, suspended, restricted, revoked or voluntarily relinquished in lieu of disciplinary action; or

(c)          An IPA Provider becomes the subject of any disciplinary proceeding or action before the Board of Medical Quality Assurance or a similar agency in any state; or

(d)         An IPA Provider fails to remain a Blue Shield Physician Member; or

(e)          An IPA Provider is convicted of a fraud or felony; or

(f)            There is a change in the bylaws, membership, ownership, and/or officers of IPA; or

(g)         An act of nature or any event beyond IPA’s reasonable control occurs, which substantially interrupts all or a portion of IPA’s business or an IPA Provider’s practice or which has a materially adverse effect on IPA’s ability to perform its obligations hereunder; or

(h)         IPA and/or IPA Providers fail to maintain the insurance coverage required under Article VII of this Agreement, or to replace coverage which is canceled or terminated, as specified therein; or

(i)             IPA and/or IPA Provider learns of any malpractice action against IPA and/or IPA Provider; or becomes aware of a malpractice judgment or settlement against IPA and/or IPA Provider; or

(j)             There is a change in IPA’s or IPA Provider’s business address; or

(k)          There is a change in IPA’s or IPA Provider’s contract; or

(1)          Any other situation arises which could reasonably be expected to affect IPA’s or an IPA Provider’s ability to carry out its obligations under this Agreement.

2.18                           Encounter and Claims Data.   IPA shall provide BSC-HMO with encounter/claims data as set forth in Schedule C of this Agreement and in accordance with the procedures set forth in the Provider Manual.  Required data shall be delivered by IPA to BSC-HMO not later than forty-five (45) days following the end of the month in which care was rendered.  Under no circumstances shall IPA bill a Member for Benefits or make a Member responsible for submitting such bill to BSC-HMO.

2.19                           IPA Physician/Provider List.  IPA shall provide BSC-HMO with the name, address, specialty, board status, professional license number, curriculum vitae, history and proof of current professional liability insurance, phone number and office hours of each IPA Provider.  IPA shall use its best efforts to notify BSC-HMO a minimum of thirty (30) days in advance of any change in this information or of the addition or termination of an IPA Provider.  IPA agrees that BSC-HMO may list the name, specialty, address and telephone number of IPA and IPA Providers in BSC-HMO publications provided to Plan employees, Providers, Members and Contractholders and may use such information in advertising and marketing materials.

III. BSC-HMO OBLIGATIONS

3.1                                 Provider Manual.  BSC-HMO shall make available to IPA and IPA Providers the Blue Shield HMO Physician Manual, herein referred to as Provider Manual, describing Plan policies and procedures.  The Provider Manual, which is incorporated herein by reference, shall be updated by BSC-HMO on a periodic basis and in accordance with this Agreement.

3.2                                 Payment.  BSC-HMO shall pay IPA directly for Benefits in accordance with Article IV of this Agreement.

3.3                                 Identification Cards.  BSC-HMO shall issue Plan identification cards to Members as set forth in the Provider Manual.

3.4                                 Eligibility Determination.  BSC-HMO shall confirm eligibility and provide Eligibility Lists to IPA as set forth in the Provider Manual.

3.5                                 Service Authorizations.  BSC-HMO shall authorize Benefits as set forth in the Provider Manual and in accordance with IPA procedures.

3.6                                 Out-of-Area Services.  Out-of-area Emergency services are those services provided outside the Service Area of the Plan in conjunction with an Emergency.  BSC-HMO shall assume costs associated with out-of-area Emergency services.

3.7                                 Administrative Services.  BSC-HMO shall perform or contract for those services incident to the administration of the Plan including, but not limited to, the processing of enrollment applications, assignment of Members to their PCPs, provision of data to IPA regarding Members’ utilization of Benefits and the administration of claims for Benefits which are not Capitated Services under this Agreement.

3.8                                 BSC-HMO Health Services Delivery Advisory Committee.  BSC-HMO may establish a health services delivery advisory committee(s) within a defined geographic area to advise BSC-HMO on a variety of issues from an HMO perspective.  IPA may be requested from time to time by BSC-HMO to appoint IPA Providers to serve as members on the health services delivery advisory committee(s).

IV. COMPENSATION

4. l                                 Capitation Fees.  Except as otherwise provided in this Article IV, BSC-HMO shall pay IPA the Capitation Fees set forth in Schedule E on a monthly basis no later than the twentieth (20th) day of each month.  Those Capitation Fees paid shall be for all Members eligible from the first (1st) day of the month for which the payment is made, who have chosen an IPA Physician as their PCP.  Such Capitation Fees shall be payment in full for Benefits as set forth in Schedule A, except for Copayments, and third party collection as set forth in Paragraph 4.8.  If the encounter/claims information required under Paragraph 2.18 herein is not submitted to BSC-HMO in a timely manner, then Capitation Fees will be withheld by BSC-HMO until the required encounter/claims information is received.  These rates are effective from November 1, 1995, and thereafter, until such time as the parties agree on new rates.  Any material modification to the services set forth in Schedule A made by BSC-HMO shall be accompanied by an appropriate modification of the Capitation Fees set forth in Schedule E.

4.2                                 Other Fees.  BSC-HMO shall pay IPA for Benefits rendered to Members which are not included in the Capitation Fees at the rates set forth in Schedule D, reduced by any applicable Copayments.  IPA also agrees to accept the fees set forth in Schedule D, reduced by any applicable Copayments, for Benefits rendered to Members on referral from other Plan Providers.  Such fees shall be payment in full for services rendered except for third party collections as set forth in Paragraph 4.8.

4.3                                 Stop Loss.  The financial liability of IPA under the Capitation Fees paid in accordance with Paragraph 4.1 above for Benefits rendered to any one Member during a specified twelve (12) month period shall be limited to the amount set forth in Schedule D.

4.4                                 Institutional Incentive.  BSC-HMO will establish a budget for Institutional Services in accordance with generally accepted actuarial practices.  The financial liability of BSC-HMO and IPA for authorized Benefits rendered to Members assigned to IPA shall be determined in accordance with the provisions set forth in Schedule F.

4.5                                 Copayments.  IPA shall diligently pursue and have sole responsibility for collection of any applicable Copayments from Members and shall in no event offer, publicize or advertise any waiver or other reduction of any Copayments, unless specifically authorized in writing by BSC-HMO.  All Copayments shall be as specified in the Health Services Contract and the amounts of the Copayments which IPA is authorized to collect from the Member shall not exceed the amounts so specified.

4.6                                 Prohibition Against Member Billings and Collections.  IPA agrees to accept those fees set forth in Schedules D and E as payment in full for Benefits and not to seek from the Member any Surcharge or other additional payment not provided for in the Member’s Health Services Contract regardless of whether or not payment is received from BSC-HMO.  Whenever BSC-HMO receives notice of such Surcharges it shall take appropriate action.  Members shall not be liable to IPA or IPA Providers for any sums owed to IPA or IPA Providers by BSC-HMO.  This prohibition shall not apply to Copayments or third party collections in accordance with the applicable Health Services Contract and Paragraph 4.8.

4.7                                 Non-Covered Services.   IPA or IPA Providers shall not bill or collect from a Member any charges in connection with health care services, even though those services are not Benefits, unless an executed Acknowledgment of Financial Responsibility Form has been obtained from the Member or the Member’s legal representative prior to the time that such services are provided to the Member.  A copy of the Acknowledgment of Financial Responsibility Form is set forth in the Provider Manual.

4.8                                 Third Party Collections.  IPA and IPA Providers shall cooperate with BSC-HMO for the proper coordination of Benefits and in the collection of third party payments including workers’ compensation, third party liens and other third party liability according to the procedures set forth in the Provider Manual.

4.9                                 Care to Canceled or Ineligible Persons.  BSC-HMO shall discourage retroactive cancellation from the Plan of any Member by a Contractholder after the applicable monthly billing is reconciled.  Where no significant services have been rendered, however, BSC-HMO may make occasional exceptions due to legitimate administrative processing requirements.

Subject to IPA’s compliance with the verification of eligibility procedures set forth in Paragraph 2.14 of this Agreement, BSC-HMO shall be financially responsible for all care provided by IPA Providers to an ineligible person or a retroactively canceled Member due to erroneous, incomplete or delayed BSC-HMO Eligibility Lists; BSC-HMO’s financial responsibility is contingent upon the PCP providing BSC-HMO with evidence that it has unsuccessfully sought payment for all, or a portion of, such charges from the patient or the person having legal responsibility for such patient, through two (2) billing cycles immediately following notice of ineligibility or retroactive cancellation.  In the event that a Member is declared ineligible or is retroactively canceled, the financial responsibility assumed by BSC-HMO under this Paragraph 4.9 shall be the fee for service amount for Capitated Services rendered based on the Equivalent Values set forth in Schedule D.

BSC-HMO shall deduct from IPA’s next month’s Capitation Fees those amounts which have been paid to IPA for ineligible or retroactively canceled persons for whom no Capitated Services were rendered or from whom IPA has collected fee for service charges.

V.  QUALITY AND UTILIZATION MANAGEMENT

5.1                                 BSC-HMO’s Responsibilities.  BSC-HMO is obligated under law to conduct quality and utilization management activities that identity, evaluate and remedy problems relating to access, continuity and quality of care, utilization and the cost of services.  Accordingly, BSC-HMO shall conduct a quality and utilization management program as set forth in the Provider Manual.  BSC-HMO’s program shall include the establishment of peer review committees to conduct quality of care and utilization review activities in accordance with the California Health and Safety Code Sections 1370 and 1370.1.  All quality and utilization management forms, records and other information in BSC-HMO’s possession shall remain the property of BSC-HMO and shall remain confidential.

5.2                                 IPA’s Responsibilities.  IPA and IPA Providers shall cooperate with BSC-HMO in monitoring quality and utilization management activities delegated to IPA by BSC-HMO.  IPA shall have a written quality and utilization review plan and shall have, and operate at its sole expense, a quality and utilization review committee which shall identify, evaluate and remedy problems relating to access, continuity, quality of care, utilization and the cost of services provided or authorized by IPA.  IPA shall keep records and minutes of the committee meetings and peer review activities.

5.3                                 Shared Records.  Upon request, IPA shall make any records of its quality assurance and utilization review activities pertaining to BSC-HMO Members available to BSC-HMO’s quality and utilization review committee.  Such sharing of records between the two committees shall be in accordance with, and limited to, Sections 1157 of the California Evidence Code and 1370 of the California Health and Safety Code and shall not be construed as a waiver of any rights or privileges conferred on either party by those statutes.

VI.  RECORDS

6.1                                 Member’s Medical Record.  IPA shall ensure that a central medical record is established and maintained for each Member.  At a minimum, the record shall include all information about the Member and a description of all services rendered to Plan Member as dictated by generally accepted medical and surgical practices and standards and as required by the Provider Manual.

6.2                                 Access to Medical Records.  Subject to compliance with applicable federal and state laws and professional standards regarding the confidentiality of medical records, IPA and IPA Providers shall assist BSC-HMO in achieving continuity of care for Members through the maximum sharing of medical records for services rendered to Members.  IPA’s obligations under this Paragraph 6.2 shall include, without limitation:

(a)          providing BSC-HMO with copies of Member medical records that are in the custody of IPA or IPA Providers; and

(b)         allowing BSC-HMO authorized personnel access to such records on IPA’s or IPA Provider’s premises during regular business hours; and

(c)          transmitting information from Members’ medical records by telephone to BSC-HMO for purposes of Authorization or other quality and utilization management activities; and

(d)         upon reasonable request, providing copies of a Member’s medical records to any other Plan Provider treating such Member.

6.3                                 Access to Financial Records.  BSC-HMO shall have access at reasonable times, upon demand, to the books, records and papers of IPA and IPA Providers relating to Benefits provided to Members, including, but not limited to, the financial condition of IPA and any charges to, or payments received from, Members by IPA or IPA Providers.

6.4                                 Confidentiality.  BSC-HMO and IPA agree to keep confidential and to take the usual precautions to prevent the unauthorized disclosure of any and all medical and/or contractual records and information required to be prepared or maintained by IPA, IPA Providers or BSC-HMO under this Agreement.

6.5                                 Regulatory Compliance.  IPA and IPA Providers shall maintain such records and provide such information to BSC-HMO, the United States Department of Health and Human Services, the State of California Department of Health Services and the California Department of Corporations as may be necessary for compliance by BSC-HMO with federal and state law including, but not limited to, the California Knox-Keene Health Care Service Plan Act of 1975, as amended, and the rules and regulations duly promulgated thereunder, for a period of at least five (5) years.  This obligation of IPA and IPA Providers does not cease upon termination of this Agreement whether by rescission or otherwise.  All records, books and papers of IPA and IPA Providers pertaining to Members shall be open to inspection during normal business hours by BSC-HMO and state and federal authorities.

VII.  INSURANCE

7.1                                 Insurance.  IPA and IPA Providers shall secure and maintain from insurance companies approved to conduct business in the State of California and acceptable to BSC-HMO, professional and general liability insurance to insure it and its partners, shareholders, officers, members, employees and agents.  Such insurance shall have limits of coverage considered to be reasonably adequate for the risk insured against.  IPA shall provide certificates of coverage as requested by BSC-HMO, and shall, as set forth in the Provider Manual, obligate the carrier of each such insurance policy to give BSC-HMO written notice by registered mail at least thirty (30) days prior to cancellation or other termination of such policy.

VIII. TERM AND TERMINATION

8.1                                 Term.  When executed by both parties, this Agreement shall become effective as of the date noted on page 1 hereof and shall continue in effect until terminated hereunder.

8.2                                 Termination.  Either party may terminate this Agreement, with or without cause, by giving the other party at least one hundred eighty (180) calendar days written notice.

8.3                                 Immediate Termination.    After review of all pertinent information, BSC-HMO may, at its option, immediately terminate this Agreement with IPA and/or IPA Provider by written notice, upon the occurrence of any of the conditions outlined in Paragraph 2.17, or if IPA and/or IPA Provider is determined not to be in compliance with Paragraph 2.3, or if BSC-HMO determines that the health, safety or welfare of Members is jeopardized by continuation of this Agreement.

8.4                                 Effect of Termination.  As of the date of termination, this Agreement shall be considered of no further force or effect whatsoever and each of the parties shall be relieved and discharged herefrom, except that:

(a)          Termination shall not effect any rights or obligations hereunder which have previously accrued or shall hereafter arise, with respect to any occurrence prior to termination and such rights and obligations shall continue to be governed by the terms of this Agreement.

(b)         IPA agrees, at BSC-HMO’s option, to provide Benefits to Members assigned to IPA PCPs, including any Members who become eligible during the notice period set forth in Paragraph 8.2 above, under the terms of the Member’s Health Services Contract until the annual anniversary dates of those Contracts.  IPA shall be compensated for Benefits rendered in accordance with this Paragraph 8.4 at the fees set forth in Schedule E of this Agreement, until such time as:

1.               appropriate transfer of Members is achieved; or

2.               an alternate source of payment for Benefits, acceptable to IPA has been found.

(c)          Each party shall be responsible for the costs of completing any arbitration proceedings initiated pursuant to this Agreement as set forth in Paragraph 9.9, including requests for arbitration of disputes arising between the parties after the effective date of termination.

(d)         IPA shall maintain such records and provide such information to BSC-HMO as set forth in Article VI of this Agreement.  These records shall be maintained for at least five (5) years regardless of the termination date of this Agreement.

IX.  MISCELLANEOUS PROVISIONS

9.1                                 Partial Invalidity.  If for any reason, any provision of this Agreement is held invalid, the remaining provisions shall remain in full force and effect.

9.1                                 Waiver of Breach.   The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver of any subsequent breach of either the same or any other provision of this Agreement.

9.3                                 Schedules.  All Schedules referenced in this Agreement and attached hereto are incorporated herein by this reference.

9.4                                 Amendments.  Unless otherwise specifically provided herein, this Agreement may be amended or changed only by mutual written consent of BSC-HMO and IPA’s duly authorized representatives.  Notice to, or consent of, Members shall not be required for any amendments to this Agreement.

9.5                                 Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of California.

9.6                                 Entire Agreement.  This Agreement, together with the Schedules hereto and the standards, policies and procedures established by BSC-HMO and incorporated herein by reference, contains the entire understanding between the parties and supersedes all prior agreements, either oral or in writing, with respect to the subject matter hereof.

9.7                                 Independent Parties. In the performance of the work, duties and obligations assumed under this Agreement, it is mutually understood and agreed that each party, its agents, employees or representatives are at all times acting and performing as independent contractors and that neither party shall consider itself or act as the agent, employee or representative of the other.

9.8                                 Cooperation of Parties.  IPA and BSC-HMO agree to meet and confer in good faith on common problems including, but not limited to, utilization of services, problems concerning credentialing, authorization, encounters/claims or reporting procedures and information and forms provided to IPA for use in conjunction with Members.

9.9                                 Arbitration.   Disputes between BSC-HMO and IPA arising out of this Agreement shall be resolved by arbitration, which shall be conducted according to the Commercial Rules of Arbitration of the American Arbitration Association (AAA), and under the auspices of the AAA.  The award must be based on proof properly received into evidence and must be according to law.  The cost of arbitration shall be divided equally between the parties.

9.10                           Attorneys’ Fees.    If proceedings other than arbitration are necessary to enforce this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees in addition to any other relief it may obtain.

9.11                           Advertising.  The name of IPA and/or IPA Provider is the sole and exclusive property of IPA, IPA and IPA Provider hereby expressly consent to Plan’s including IPA and/or IPA Provider’s name in any document prepared for the purpose of marketing BSC-HMO.  IPA and/or IPA Provider may identify itself as a Plan IPA or Plan Provider.  IPA and/or IPA Provider shall have no other right to use the name BSC-HMO in any advertisement or otherwise without the express written consent of BSC-HMO.

9.12                           Notices.  Any notice required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent, postage prepaid, by certified mail, return receipt requested, to BSC-HMO or IPA at the address below.  The notice shall be effective on the date of delivery indicated on the return receipt.

If to Blue Shield of California:	BLUE SHIELD Of California
6701 Center Dr. West, Suite 800
Los Angeles, CA 90045
	Attention:	Alan Puzarne
Vice President, Southern California

If to IPA:	Prospect Medical Group, Inc.
18200 Yorba Linda Blvd.
Yorba Linda, CA 92686
	Attention:	Katie Caropino

9.13                           Captions.  The captions contained herein are for reference purposes only and shall not affect the meaning of this Agreement.

9.14                           Assignment.  Neither BSC-HMO nor IPA shall assign or transfer its rights, duties or obligations under this Agreement without the prior written consent of the other party.

9.15                           Genders and Numbers.  The masculine, feminine or neuter gender and the singular or plural numbers shall be deemed to include the others whenever the context so indicates or requires.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date(s) written below.

BLUE SHIELD OF CALIFORNIA		PROSPECT MEDICAL GROUP, INC.

By:	/s/ Alan Puzarne	By:	/s/ Gregg DeNicola
(Alan Puzarne)
Title:	VP/Chief Executive, Southern Region	Title:	CEO

Date:	12/6/95	Date:	11/13/95

SCHEDULE A

Prospect Medical Group, Inc.

FULL PROFESSIONAL SERVICE CAPITATION DEFINITION

FOR IPAs

Effective Date: November 1, 1995

“Full Professional Service” for the purposes of capitation is defined as all covered outpatient and Inpatient professional health care services provided by a Physician or other appropriate health care provider and all covered outpatient diagnostic and treatment services, supplies, materials, drugs, and medicines, used or administered in the office, or other outpatient setting, except the facility charges for ambulatory surgery and in-area Emergency services.  Capitated Services include the following specific services:

1.               HEALTH MAINTENANCE/PREVENTION

All office visits for well baby care; periodic/routine screenings and examinations for children, adolescents and adults; immunizations and injections, including the cost of injectables, when provided as part of acceptable medical care; vision and hearing exams for Members up to age 18, including:

a.               preventive care - routine physical exams

b.              eye/ear screenings up to age 18

c.               immunizations/serum

d.              therapeutic injections/injectables

e.               health screening and monitoring - HMO Health Incentive Program

2.               PATIENT COUNSELING/HEALTH EDUCATION

All Member counseling and patient health education regarding personal health behavior, health care and use of health care services; patient counseling for family planning, family planning services and genetic counseling; when indicated, all health education services and classes provided or sponsored by IPA, or IPA Providers and, when indicated, referrals to other health education services or classes and referral follow-up.

3.               OFFICE/OUTPATIENT MEDICAL AND SURGICAL SERVICES

All office visits and outpatient services provided by an IPA Provider for the purpose of treatment of an illness or injury; and office visits and outpatient services for the purpose of diagnosis and triage of a patient whose condition warrants the care of an IPA Provider.  All supplies, materials, orthotics/prosthetics under $50, drugs and medicines administered in the office or other outpatient setting.

a.               office medical services - diagnosis, treatment, triage

b.              consultations and second opinions

c.               minor procedures - all minor procedures or surgery performed in an office setting and professional services for facility based ambulatory surgery

d.              mental health - all outpatient services rendered by mental health professionals for mental health or alcohol or drug abuse services

e.               outpatient physical rehabilitation - all outpatient physical therapy, occupational therapy and speech therapy

f.                 outpatient radiation therapy, chemotherapy and chemotherapy drugs, outpatient hemodialysis and other outpatient treatments and therapies, including facility-based day care treatment

g.              nutritional counseling by a nutritionist or dietitian

h.              medical social services

i.                  other health care professionals

4.               OFFICE/OUTPATIENT MEDICAL AND SURGICAL VISITS - CHRONIC CARE

All office visits and outpatient services provided by an IPA Provider for the purpose of monitoring all chronic conditions.  All supplies, materials, orthotics/prosthetics under $50, drugs and medicines administered in the office or other outpatient setting.

5.               DIAGNOSTIC TESTS

All outpatient diagnostic tests necessary for the provision of the services outlined in items 1 - 4 above, including the technical and professional services for laboratory, diagnostic x-ray, preadmission testing, nuclear medicine, ultrasounds, CT and NMR scans, angiograms and other major diagnostic imaging, electrodiagnostic services, pulmonary function and cardiac testing and other outpatient diagnostic procedures.

6.               HOSPITAL/SNF MEDICAL CARE

Hospital/SNF admissions; all Inpatient visits or other professional service by an IPA Provider for the purpose of providing Inpatient medical or surgical care, including the professional component for Inpatient radiology, pathology and anesthesiology; determining and arranging for necessary Inpatient care provided in a Hospital/SNF by an IPA Provider; monitoring care provided in a Hospital/SNF by an IPA Provider; making appropriate discharge plans; and Hospital/SNF discharges.

7.               HOME MEDICAL SERVICES

Home or convalescent home visits when Medically Necessary; and determining, arranging and monitoring home health care treatment plans provided by a Plan Home Health Agency.

8.               IN-AREA URGENT/EMERGENCY MEDICAL SERVICES

a.               Emergency triage on a 24-hour a day basis to the most appropriate location for emergency treatment; and

b.              telephone advice, as medically appropriate, on a 24-hour a day basis for treatment of minor illnesses and injuries; and

c.               all professional charges for in-area Emergency services on a 24-hour a day basis, provided by a Hospital.  (The Plan covers the facility portion of Service Area Emergency room services.)

9.              OUT-OF-AREA/OUT OF PLAN NON-EMERGENCY SERVICES

All services outlined in 1 - 7 above rendered out-of-area or out of Plan, because needed services are not available within the IPA, service area or Plan network.  The Plan covers all professional and facility charges for out-of-area Emergency services.

10.         CASE MANAGEMENT/HMO ADMINISTRATION

All telephone consultations and coordination with, and written correspondence to Plan personnel, IPA Providers and Hospitals required for case management and the BSC-HMO quality and utilization management program, as per this Agreement.

SCHEDULE B

Prospect Medical Group, Inc.

SERVICE AREA

Effective Date: November 1, 1995

The Service Area consists of the following geographic area (city/zip code):

Alhambra	91801-805
91899
Altadena	91001-002
Anaheim	92801-808
92817
Arcadia	91006
Artesia	90701-703
Atwood	92601
Azusa	91702
Baldwin Park	91706
Bell	90201
Bellflower	90706-707
Buena Park	90620-624
Brea	92621
Chino	91708-710
Claremont	91711
Compton	90220-224
Corona	91718-720
Corona del Mar	92625
Costa Mesa	92626 -628
Covina	91722-724
91790-793
Culver City	90230-232
Cypress	90630
Dana Point	92629
Downey	90240-242
Duarte	91010
El Monte	91731-735
El Segundo	90245
El Toro	92630
Fullerton	92631-635
Garden Grove	92640-645
Gardena	90247-249
Glendale	91201-210
Glendora	91740
Harbor City	90710
Hawthorne	90250-251
Huntington Beach	92605
92615
92646-650
Huntington Park	90255
Inglewood	90301-313
Irvine	92710-720
92730
Lake Forest	92630
La Brea	92621-622
La Habra	90631-633
La Mirada	90637-639
La Puente	91744-749
La Verne	91750
Laguna Beach	92651-654
92656
92677
Lakewood	90711-716
Lawndale	90260-261
Lomita	90717
Long Beach	90745-747
90749
90801-815
90822
90840-848
90853
90884
90888
Los Alamitos	90720-721
Los Angeles	90001-023
90026-045
90047-048
90050-063
90065
90067-068
90070-076
90078-093
90095-101
Lynwood	90262
Manhattan Beach	90266
Maywood	90270
Midway City	92655
Mira Loma	91752
Monrovia	91016
Montclair	91763
Montebello	90640
Monterey Park	91754-756
Newport Beach	92658-663
Norco	91760
Norwalk	90650-659
Ontario	91761-762
91764
Orange	92613
92664-669
Palos Verdes	90274
Paramount	90723
Pasadena	91030
91050-051
91101-109
91121-129
91131
91182-184
91188-189
Pico Rivera	90660
90665-666
Placentia	92670
Pomona	91766-769
Rancho Cucamonga	91730
Redondo Beach	90254
90277-278
Rosemead	91770-772
San Dimas	91773
San Gabriel	91775-776
San Juan Capistrano	92675
92679
92688
92690-693
San Pedro	90731-734
Santa Ana	92701-709
92711
92712
92721-728
92799
Santa Fe Springs	90670-671
Seal Beach	90740
Sierra Madre	91024
Silverado	92676
South Gate	90280
Stanton	90680
Sunset Beach	90742
Surfside	90743
Temple City	91780
Torrance	90501-510
Trabuco Canyon	92678
Tustin	92680-681
Upland	91785-786
Walnut	91788-789
West Covina	91790-793
Westminster	92683-684
Whittier	90604-612
Wilmington	90744
90748
Yorba Linda	92686

The Service Area outlined in this Schedule B may be updated periodically to reflect changes in IPA Provider locations and/or Zip Code additions or deletions identified by Plan or the U.S. Postal Service.

SCHEDULE C

Prospect Medical Group, Inc.

ENCOUNTER AND CLAIMS REPORTING REQUIREMENTS

Effective Date: November 1, 1995

In order to qualify for consideration for settlement and/or other utilization or compensation evaluation purposes, encounter and claims data for properly authorized Benefits must be submitted to Plan as set forth in the Provider Manual with the following information as a minimum:

•                                          BSC-HMO Member Number

•                                          Member Name

•                                          Member Date of Birth

•                                          Servicing Provider Name

•                                          BSC-HMO Provider Number (Servicing Provider)

•                                          Service Date(s)*

•                                          Diagnosis (ICD9 Diagnosis Codes)

•                                          CPT Code(s)

•                                          CPT Modifier(s)

•                                          Quantity (Units of Service)

•                                          Billed Amount(s)

•                                          Referring Physician Name

*Plan will not include encounter and claims data submitted more than ninety (90) days following the date of service for consideration for settlement and/or other utilization or compensation evaluation purposes.

SCHEDULE D

Prospect Medical Group, Inc.

PLAN EQUIVALENT VALUES & STOP LOSS

Effective Date: November 1, 1995

1.                                       Plan Equivalent Values For Capitated Services (Conversion Factors)

Medicine	***
Surgery	***
Anesthesiology	***
Pathology	***
Radiology	***
Asst. Surgeon	***

SCHEDULE E

Prospect Medical Group, Inc.

CAPITATION FEES FOR PLAN CAPITATED SERVICES

Effective Date: November 1, 1995

The following Capitation Fees by age & sex category will be used to calculate the total capitation payment due to IPA.  The sum of the Members in each category will be multiplied by the corresponding rates and the category totals will be added to determine the IPA’s capitation payment for any given month.

Age & Sex Categories and Capitation Fees1-3
Age/Sex Category	Professional Capitation

PMPM	***
Child < 1	***
Child 1-4	***
Child 5-18	***
Male 19-39	***
Male 40-54	***
Male 55-64	***
Male 65-69	***
Male 65-69*	***
Male 70+	***
Male 70+*	***
Female 19-39	***
Female 40-54	***
Female 55-64	***
Female 65-69	***
Female 65-69*	***
Female 70+	***
Female 70+*	***

*  Medicare carveout

1.                                       Inpatient Mental Health.  In addition to these capitation fees, Inpatient mental health Capitated Services for Inpatient professional services will be paid at $.38 per Member per month for eligible Members.

2.                                       Plan IFP Reimbursement.  Professional Capitation fees for Plan Individual and Family Health Plan (IFP) Members will be paid at *** of the per Member per month Professional Capitation Fees set forth in this Schedule.

3.                                       Stop Loss.   IPA has exercised the option of purchasing its own stop loss protection and therefore no deduction for stop loss is applicable.  IPA agrees to give BSC-HMO written notice of any cancellation or other termination of such stop loss coverage by registered mall.  BSC-HMO shall have the right to review and approve such stop loss coverage in advance.

SCHEDULE F

Prospect Medical Group, Inc.

PLAN INSTITUTIONAL SERVICES SHARED RISK/SAVINGS

Effective Date: November 1, 1995

The following amounts by age & sex category will be used to calculate the Institutional Services Budget for both the IPA and the institutions IPA uses to admit Plan Members:

Age & Sex Categories and Institutional Services Budget
Age/Sex Category	Gross Institutional Services Budget	Net Institutional Services Budget

PMPM	***	***
Child < 1	***	***
Child 1-4	***	***
Child 5-18	***	***
Male 19-39	***	***
Male 40-54	***	***
Male 55-64	***	***
Male 65-69	***	***
Male 65-69*	***	***
Male 70+	***	***
Male 70+*	***	***
Female 19-39	***	***
Female 40-54	***	***
Female 55-64	***	***
Female 65-69	***	***
Female 65-69*	***	***
Female 70+	***	***
Female 70+*	***	***

By month, the sum of the Members assigned to IPA in each category will be multiplied by the corresponding rates and the category totals will be added to determine the IPA’s Institutional Services Budget for any given Agreement Year.  The Institutional Services Budget may be updated quarterly based on negotiated rate changes to the institutional provider network.

If the actual cost of authorized Institutional Services for IPA Members during an Agreement Year is less than the Plan budgeted amount as outlined above, then Plan shall pay IPA *** of the IPA Institutional Services Budget savings.

In no event shall the total amount payable to IPA by Plan pursuant to this Schedule exceed *** of the Capitation Fees paid to IPA during such Agreement Year.

If the actual cost of authorized Institutional Services for IPA Members during an Agreement Year is more than the Plan budgeted amount as outlined above, then IPA shall pay Plan 50% of the excess.

In no event shall the total amount payable to Plan from IPA pursuant to this Schedule exceed 15% of the Capitation Fees made to IPA during such Agreement Year.

Upon settlement of the Institutional Services Budget as provided for under the term of this Schedule F, any payment due IPA or BSC-HMO shall be determined by BSC-HMO within ninety days following the end of the Agreement Year and paid within thirty days thereafter.

* Medicare carveout

Institutional Stop Loss.  In the event that there is a deficit in the IPA’s Institutional Service Fund, the following stop loss provision would apply.

During any agreement year, the charges against the fund for benefits rendered to any one member during any one hospital admission will be limited according to the following schedule:

BSC-HMO Membership in IPA	Stop Loss Amount

up to 500 Members	***
501 Members to 1000 Members	***
1001 Members to 2000 Members	***
Over 2000 Members	-0-

This Institutional Stop Loss will apply only up to the point that actual costs of authorized Institutional Services for IPA Members during an Agreement year, adjusted for this Stop Loss provision, continues to be more than the Plan budgeted amount as set forth in Schedule F.  Plan shall deduct a premium of $.50 per month per Member for the Institutional Stop Loss for Members.

The following factors will be utilized in determining the PMPM amount in the Institutional Service Budget:

Inpatient Costs:

•                                          Hospital Utilization:

St Jude Medical Center	***
St. Joseph Hospital of Orange	***

•                                          Per Diem Rate - As negotiated between Blue Shield and Hospital.

Non-inpatient Costs:

All other Non-Capitated Services including:

•                                          Hospital Outpatient Charges

•                                          SNF

•                                          Ambulance

•                                          Home Health

•                                          Others

SCHEDULE G

Prospect Medical Group, Inc.

IPA PROVIDER CONTRACT

Effective Date: November 1, 1995

Attached is the standard IPA contract for IPA contracting Providers.